Exhibit 4.5

SUPPLEMENTAL INDENTURE, dated as of September 25, 2003, among Apogent Technologies Inc., a Wisconsin corporation (together with its successors and assigns, the “Company”), the Subsidiary Guarantors under the Indenture referred to below, and The Bank of New York, as trustee (the “Trustee”) under the Indenture, dated as of April 4, 2001, by and between the Company, the Subsidiary Guarantors, and the Trustee, as amended and supplemented to the date hereof (as amended and supplemented, the “Indenture”).

W I T N E S S E T H :

WHEREAS, the Company, the Subsidiary Guarantors, and the Trustee have heretofore executed and delivered the Indenture providing for the issuance of 8% Senior Notes due 2011 of the Company and related Guarantees of the Guarantors (the “Securities”);

WHEREAS, there is currently outstanding under the Indenture $325,000,000 in aggregate principal amount of the Securities;

WHEREAS, the Indenture, among other things, restricts the Company’s ability to incur additional liens, to enter into sale leaseback transactions, and to merge or dispose of all or substantially all of its assets;

WHEREAS, Section 9.2 of the Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), amend the Indenture;

WHEREAS, the Company has offered to purchase for cash all of the outstanding Securities upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated September 16, 2003 and the related Consent and Letter of Transmittal, as each of them may be amended, supplemented or modified (collectively, the “Offer”);

WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture and the Securities set forth herein having been approved by at least a majority in aggregate principal amount of the outstanding Securities (and a supplemental indenture in respect thereof having been executed and delivered) with such Proposed Amendments with respect to the Securities becoming operative upon the acceptance for payment by the Company of the Securities pursuant to the Offer (the “Acceptance”);

WHEREAS, the Company has received and delivered to the Trustee the requisite consents to effect the Proposed Amendments under the Indenture;

WHEREAS, the Company has been authorized by a resolution of its Board of Directors to enter into this Supplemental Indenture; and

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company and the Subsidiary Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Company, the Subsidiary Guarantors, and the Trustee hereby agree as follows:

ARTICLE ONE

Section	1.01 Definitions.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO

Section	2.01 Amendment of Section 1.1.

Effective upon, and subject only to, the Acceptance, the provisions of Section 1.1 of the Indenture are amended by:

(a) deleting the following definitions: “Attributable Indebtedness”; “Consolidated Net Tangible Assets”; “GAAP”; “Lien”; “Permitted Liens”; “Principal Property”; and “Sale-Leaseback Transaction.”

Section	2.02 Amendment of Section 1.2.

Effective upon, and subject only to, the Acceptance, the provisions of Section 1.2 of the Indenture are amended by deleting the references to the term “Funded Debt.”

Section	2.03 Amendment of Section 3.2.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.2 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.04 Amendment of Section 3.3.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.3 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.05 Amendment of Section 3.4.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.4 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.06 Amendment of Section 3.6.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.6 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.07 Amendment of Section 3.7.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.7 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.08 Amendment of Section 3.8.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.8 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.09 Amendment of Section 3.9.

Effective upon, and subject only to, the Acceptance, the provisions of Section 3.9 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.10 Amendment of Section 4.1.

Effective upon, and subject only to, the Acceptance, the provisions of Section 4.1 of the Indenture are amended by deleting the text of such Section in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

Section	2.11 Amendment of Section 6.1.

Effective upon, and subject only to, the Acceptance, the provisions of Section 6.1 of the Indenture are amended by deleting the text of paragraphs (4), (5), and (6) of such Section of the Indenture and the corresponding provisions of the Securities in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

Section	3.01 Waiver; Continuing Effect of Indenture.

If and to the extent that any of the restrictive covenants in the Indenture would prohibit or restrict the tender offer reflected in the Offer, those restrictions are hereby waived.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Securities outstanding thereunder shall remain in full force and effect.

Section	3.02 Construction of Supplemental Indenture.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section	3.03 Trust Indenture Act Controls.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

Section	3.04 Trustee Disclaimer.

The recitals contained in this Supplemental Indenture shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section	3.05 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 3.06    Effective Date; Operative Date.

This Supplemental Indenture will become effective upon execution and delivery by the Company, the Subsidiary Guarantors and the Trustee, provided that it will not become operative until the first settlement date as provided in the Offer.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

APOGENT TECHNOLOGIES INC.

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson, Executive Vice President – General Counsel and Secretary

ABGENE INC.

APOGENT FINANCE COMPANY

APOGENT TRANSITION CORP.

BARNSTEAD THERMOLYNE CORPORATION

BT CANADA HOLDINGS INC.

CAPITOL VIAL, INC.

CHASE SCIENTIFIC GLASS, INC.

CONSOLIDATED TECHNOLOGIES, INC.

ERIE SCIENTIFIC COMPANY

ERIE SCIENTIFIC COMPANY OF PUERTO RICO

ERIE UK HOLDING COMPANY

EVER READY THERMOMETER CO., INC.

GENEVAC INC.

G&P LABWARE HOLDINGS INC.

LAB-LINE INSTRUMENTS, INC.

LAB VISION CORPORATION

MATRIX TECHNOLOGIES CORPORATION

MICROGENICS CORPORATION

MOLECULAR BIOPRODUCTS, INC.

NALGE NUNC INTERNATIONAL CORPORATION

NATIONAL SCIENTIFIC COMPANY

THE NAUGATUCK GLASS COMPANY

NEOMARKERS, INC.

NERL DIAGNOSTICS CORPORATION

OWL SEPARATION SYSTEMS, INC.

QUALITY SCIENTIFIC PLASTICS, INC.

REMEL INC.

RICHARD-ALLAN SCIENTIFIC COMPANY

ROBBINS SCIENTIFIC CORPORATION

SAMCO SCIENTIFIC CORPORATION

SEPARATION TECHNOLOGY, INC.

SERADYN INC.

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson, Vice President and Secretary

APOGENT HOLDING COMPANY APOGENT SERVICE CORPORATION

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson, President and Secretary

METAVAC LLC

By:	The Naugatuck Glass Company Sole Member and Manager

By:	/s/ MICHAEL K. BRESSON
Michael K. Bresson, Vice President and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ KISHA A. HOLDER
Kisha A. Holder Assistant Vice President